Exhibit 10.3

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to the Employment Agreement (the “Employment Agreement”), dated [—], by and between United Maritime Group, LLC (formerly known as TECO Transport Corporation) (the “Company”), and [Employee] (the “Employee”) is entered into as of this [—], 2010, to be effective as of the date hereof.

WHEREAS, the Company and the Employee are parties to the Employment Agreement; and

WHEREAS, the Company and the Employee desire to amend the Employment Agreement.

NOW, THEREFORE, the Employment Agreement is hereby amended as follows (with terms not otherwise defined in this Amendment having the same meaning as set forth in the Employment Agreement):

1. The first sentence of the definition of “Good Reason” shall be deleted in its entirety and replaced with the following sentence:

““Good Reason” shall mean, without Employee’s consent, (i) a material diminution in Employee’s title, duties or responsibilities, (ii) the relocation of Employee’s principal place of employment (as set forth in Section 3(c) hereof) more than fifty (50) miles from its current location, (iii) the failure of the Company to pay any compensation owing to the Employee pursuant to Section 4 when such compensation is due, or (iv) the Company’s failure to obtain the full assumption of this Agreement by a successor entity following a sale of all or substantially all of the Company’s assets.”

Except as provided herein and to the extent necessary to give full effect to the provisions of this Amendment, the terms of the Employment Agreement shall remain in full force and effect.

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[Signatures to appear on following page.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

UNITED MARITIME GROUP, LLC

By:

Name:
Title:

[EMPLOYEE]